Exhibit 5.1
[Simpson Thacher & Bartlett LLP Letterhead]

June 11, 2015
Team Health Holdings, Inc.
265 Brookview Centre Way, Suite 400
Knoxville, Tennessee 37919

Ladies and Gentlemen:

We have acted as counsel to Team Health Holdings, Inc., a Delaware corporation (the “Company”), Team Finance LLC, a Delaware limited liability company (the “Debt Issuer”), and Health Finance Corporation, a Delaware corporation (the “Debt Co-Issuer” and, together with the Issuer, the “Debt Issuers”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Debt Issuers with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iii) debt securities of the Debt Issuers, which may be either senior (“Senior Debt Securities”), senior subordinated (“Senior Subordinated Debt Securities”) or subordinated (together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities”); (iv) guarantees of the Company with respect to the Debt Securities (the “Guarantees”); (v) contracts for the purchase and sale of Common Stock or other securities (the “Purchase Contracts”); (vi) depositary shares (the “Depositary Shares”), which may represent interests in a number of shares of Preferred Stock of the Company, or a fraction thereof, in any combination, and may be represented by depositary receipts (the “Depositary Receipts”); (vii) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock or other securities (the “Securities Warrants”) and (viii) units consisting of two or more of the securities described in clauses (i) through (vii) above (the “Units”). The Common Stock, the

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Preferred Stock, the Debt Securities, the Guarantees, the Purchase Contracts, the Depositary Shares, the Securities Warrants and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time, as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an indeterminate aggregate initial offering price.
The Debt Securities and the related Guarantees will be issued under an indenture (as amended or supplemented by indentures supplemental thereto, the “Indenture”) among the Company, the Debt Issuers, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).
The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”) between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).
The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and such depositary as shall be named therein (the “Depositary”).
The Securities Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and such warrant agent as shall be named therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”
The Units will be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and such unit agent as shall be named therein (the “Unit Agent”).
We have examined the Registration Statement and the form of the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Debt Issuers.

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In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities and related Guarantees, the Indenture will be the valid and legally binding obligation of the Trustee; (2) at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (3) at the time of execution, countersignature, issuance and delivery of the Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary; (4) at the time of execution, countersignature, issuance and delivery of the Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (5) at the time of execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent.
We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities and related Guarantees, the Indenture will have been duly authorized, executed and delivered by the Company and the Debt Issuers; (2) at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; (3) at the time of execution, countersignature, issuance and delivery of the Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company; (4) at the time of execution, countersignature, issuance and delivery of the Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; and (5) at the time of execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company.
We have assumed further that the amount paid in respect of Common Stock and Preferred Stock is an amount at least equal to the par value of such capital stock.

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Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.
With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters and (b) due issuance and delivery of the Common Stock from the Company’s authorized but unissued Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.

2.
With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of the applicable certificate of designations in accordance with the Company’s Certificate of Incorporation and the Delaware General Corporation Law and (c) due issuance and delivery of the Preferred Stock from the Company’s authorized but unissued Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.
With respect to the Debt Securities, assuming (a) the taking of all necessary corporate or limited liability company action, as applicable, to authorize and approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters by the sole member of the Debt Issuer and the Board of Directors of the Debt Co-Issuer or a duly constituted and acting committee of such Board of Directors or by one or more duly authorized officers (such sole member or Board of Directors or committee or officer or officers being referred to herein as the “Debt Issuer Authorized Parties”), and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the applicable Debt Issuer Authorized Party or duly authorized officers of such Debt Issuer and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Debt Issuers, enforceable against the Debt Issuers in accordance with their terms.

4.
With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters by the Board or by one or more duly authorized officers of the Company, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or the duly authorized officer or officers of the Company and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.
With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof, the execution and delivery of the related Purchase Contract Agreement and related matters

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by the Board and (b) upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.
With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, the execution and delivery of the Deposit Agreement and related matters by the Board, (b) the due issuance and delivery to the Depositary under the Deposit Agreement of validly issued, fully paid and nonassessable Preferred Stock of the Company represented by the Depositary Shares and (c) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock of the Company in accordance with the Deposit Agreement, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, Depositary Shares will be validly issued and will entitle the registered holders thereof to the rights specified in the Deposit Agreement and the Depositary Receipts evidencing such Depositary Shares.

7.
With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Securities Warrants, the terms of the offering thereof, the execution and delivery of a related Warrant Agreement and related matters by the Board (or, in the case of Securities Warrants relating to Debt Securities, one or more duly authorized officers of the Company) and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board (or, in the case of Securities Warrants relating to Debt Securities, one or more duly authorized officers of the Company) and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.
With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board (or, in the case of Units comprised of Securities of the Company that are not equity securities, one or more duly authorized officers of the Company) and/or the Debt Issuer Authorized Party, as applicable, to authorize and approve (1) the issuance and terms of the Units, the terms of the offering thereof and related matters, (2) if applicable, the execution and delivery of the Purchase Contract Agreement with respect to the Purchase Contracts that are a component of the Units, (3) if applicable, the issuance and terms of the Debt Securities and related Guarantees that are a component of the Units and (4) if applicable, the issuance of the Common Stock that is a component of the Units, (5) if applicable, the issuance and terms of the Preferred Stock that is a component of the Units and (6) if applicable, the execution and delivery of the Warrant Agreement with respect to the Securities Warrants that are a component of the Units, (b) if applicable, due filing of the Certificate of Amendment or Certificate of Designations with respect to such Common Stock or Preferred Stock, respectively, (c) the due execution, authentication, in the case of Debt Securities, issuance and delivery of (1) the Units, (2) such Purchase Contracts and (3) such Debt Securities, Guarantees, Common Stock, Preferred Stock and Warrants, as applicable, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board (or, in the case of Units comprised of Securities of the Company that are not equity securities, one or more duly authorized officers of

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the Company) and/or the Debt Issuer Authorized Party, as applicable, and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, the applicable Indenture, in the case of such Debt Securities, and the Warrant Agreement, in the case of such Securities Warrants, such Units will be validly issued, fully paid and nonassessable, in the case of any issued Common Stock or Preferred Stock comprising a component of the Unit, and will constitute valid and legally binding obligations of the Company, and/or the Debt Issuers, as applicable, in the case of any non-equity securities comprising a component of the Unit, enforceable against the Company, and/or the Debt Issuers, as applicable, in accordance with their terms.
Our opinions set forth in paragraphs 3 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.
Very truly yours,
SIMPSON THACHER & BARTLETT LLP